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                                                                 EXHIBIT 10.8(b)


                               AMENDMENT NO. 1 TO
                             STOCK OPTION AGREEMENTS



This Amendment No. 1 (the "Amendment") to each stock option agreement between ______________________________, an employee of OptiMark, Inc., (the "Employee")
and OptiMark Holdings, Inc., a corporation organized under the laws of Delaware, ("OptiMark") is entered into as of this 6th day of October, 2000, (the Employee and OptiMark hereinafter referred to as the "Parties" and each a "Party").

WHEREAS, the Employee is party to one or more stock option agreements ("Agreements") with OptiMark pursuant to either the Incentive Stock Option Plan or the 1999 Stock Plan respectively, (collectively, hereinafter, the "Plans"), and

WHEREAS, the Plans are intended to provide incentives to employees to join OptiMark and continue as employees of OptiMark based on the potential for appreciation of the stock price of OptiMark to a level in excess of the exercise price of the options granted under the Plans, and

WHEREAS, the Board of Directors of OptiMark has determined that the current fair market value of a share of common stock of OptiMark is $0.50 per share, which is significantly below the price at which all options to all employees have been granted, and further, such fair market value causes the Plans to lose much of their intended motivating effect on prospective and current employees, and

WHEREAS, the Board of Directors of OptiMark has determined make available to all employees not terminated or otherwise determined by management to be eligible to receive termination benefits on or prior to the date hereof an opportunity to have all employee stock options repriced to an exercise price equal to the current fair market value of OptiMark stock;

NOW THEREFORE, in consideration of continued employment by OptiMark of the Employee and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. All Agreements between the Employee and OptiMark under any Plan, are hereby amended effective on the date hereof to provide that the Exercise Price per Share is $0.50 and the Total Exercise Price is hereby amended to equal the number of shares granted under each such Agreement multiplied by $0.50 respectively.
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2.       All other terms and conditions of any Agreements between the Employee and OptiMark, including, without limitation, and for the avoidance of doubt, the Date of Grant, Vesting Commencement Date, Total Number of Shares Granted and Vesting Schedule shall remain unchanged by this Amendment and shall remain in full force and effect in accordance with their terms.

3. The Employee acknowledges and agrees that (a) she or he understands that one effect of this Amendment may be to cause some or all of the options previously granted under the Agreements to be treated as Nonstatutory Stock Options instead of Incentive Stock Options (as those terms are defined in the Agreements for purposes of the Internal Revenue Code of 1986, as amended), (b) OptiMark has not provided tax advice to the Employee with regard to the possible change described in
         Section 3(a), (c) the Employee has had the opportunity to obtain tax advice at her or his personal expense prior to signing this Amendment, and (d) the Employee hereby releases OptiMark from liability for any loss, cost or expense to the Employee resulting solely from the treatment of any Incentive Stock Option as a Nonstatutory Stock Option as a result of this Amendment.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law provisions thereof.

Please indicate your agreement with the foregoing by signing in the place indicated below. This Amendment will not be effective until signed by both Parties.



EMPLOYEE

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Name:       ________________________________
Date:       ________________________________



OPTIMARK HOLDINGS, INC.

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Name:    ___________________________________
Title:   ___________________________________
Date:    ___________________________________